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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-66897) of Renaissance Worldwide, Inc. of our report dated March 12, 1998 on Neoglyphics Media Corporation as of December 31, 1997 and for the year then ended, appearing in the annual report on Form 10-K of Renaissance Worldwide, Inc. for the year ended December 26, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement on Form S-3.


                                           /s/ Katch, Tyson & Company
                                               KATCH, TYSON & COMPANY
                                               Certified Public Accountants
                                               May 10, 1999